SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Synacor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

Synacor Board of Directors Responds to Stockholder Letters

BUFFALO, NY -- (October 1, 2014) -- Synacor Inc. (NASDAQ: SYNC) today issued the following response to open letters to its Board of Directors received from two of its stockholders:

Synacor values the views of its stockholders and welcomes constructive input toward our shared goal of maximizing long-term value for all stockholders. Recently, Synacor’s Board of Directors attempted to engage in cooperative dialogue with JEC Capital Partners and Ratio Capital Management, welcoming input and ultimately offering them representation on the Board. However, the Board’s numerous good faith actions were each met with excessive and inappropriate demands by JEC and Ratio, lacking the best interest of all Synacor stockholders, and abruptly JEC and Ratio have abandoned discussions.

It is disappointing that Ratio and JEC seem intent on continuing to wage their public campaign of insults and attacks in an attempt to force the Company to capitulate to their short term agenda. Furthermore, Synacor’s Board continues to have concerns regarding the motivations and actions of JEC Capital Partners. JEC is affiliated with Peter Heiland, who is both a Managing Director of JEC and the Interim CEO of a company with similar customers to Synacor and may have the intent to become a potential acquirer, and as such may have motives that are not aligned with other stockholders.

The Board has asked Synacor’s management team to continue their focus on driving the Company’s growth agenda, streamlining operations, building best-in-class products, working with customers to generate sustainable shareholder value, and to avoid the distraction of filings made by a minority group of investors that fail to benefit the full population of Synacor stockholders.

The Board looks forward to the discussion of Synacor’s strategic plan during the Q3 financial results call Thursday, October 30, 2014. As part of that plan, the Company has streamlined the business and focused R&D costs, including the elimination of 70 positions, about 20% of the Company’s employees. The immediate impact is the FY 2014 adjusted EBITDA guidance increase from a range of ($2.5) million to ($1.0) million to a range of ($1.0) million to breakeven, excluding the one-time costs related to the reduction in workforce and a $1.0 million pretax gain from the sale in Q2 of a domain name.

About Synacor
Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC) is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com. All Media. One Place. Any Device.

Forward-Looking Statements
This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Synacor, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the respective businesses of Synacor. More detailed information about these factors may be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Synacor’s annual report on Form 10-K for the year ended December 31, 2013, which is available on the company’s website at investor.synacor.com and on the SEC’s website at www.sec.gov. Synacor is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

###

3

Contacts

Investor Contact:
Denise Garcia, MD
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
Synacor
mroth@synacor.com
716-362-3880

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Important Additional Information

The press release issued by Synacor, Inc. (the "Company") on October 1, 2014, may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with one or more meetings of the stockholders of the Company. The Company will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and an accompanying proxy card in connection with any such stockholder meeting. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with any such stockholder meeting. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at any such meeting that may be held will be included in the proxy statement filed by the Company with the SEC in connection with any such meeting. In addition, information concerning the Company's directors and executive officers is available in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "Form 10-K"), filed with the SEC on March 26, 2014, amendment to the Form 10-K filed with the SEC on April 1, 2014, and the Company's definitive proxy statement for the 2014 Annual Meeting of Stockholders (the "2014 Proxy Statement"), filed with the SEC on April 11, 2014. To the extent holdings of the Company's securities have changed since the amounts contained in the 2014 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Such documents are, or will be, available free of charge at the SEC website at http://www.sec.gov. STOCKHOLDERS ARE URGED TO READ CAREFULLY ANY SUCH PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

4